Exhibit 23


            Consent of Independent Public Accountants
            -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report included in the United Air Lines, Inc. Form 10-K for the year ended December 31, 1997, into the Company's previously filed Form S-3 Registration Statement (File No. 33-46033), as amended, and the Form S-3 Registration Statement (File No. 33-57192), as amended.

                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP


Chicago, Illinois
March 6, 1998